EXHIBIT 99.1

FIRST AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This is the First Amendment to an Agreement dated November 21, 1989 between Frisch’s Restaurants, Inc. (“FRI”) and Craig F. Maier (“Maier”) concerning certain severance benefits to be paid to Maier in the event of a change in control occurring to FRI. This Amendment is dated March 17, 2006 and is effective as of the first day of FRI’s fiscal year beginning in 2005.

A new Section 21 is added to the Agreement to read as follows:

“21. Compliance With American Jobs Creation Act. Notwithstanding anything to the contrary in this Agreement, if it is determined that any payment to be made under this Agreement is subject to the distribution requirements of Internal Revenue Code §409A, such payment will be delayed until six months after the date of Maier’s separation from service with FRI, or such later date as may be required to comply with the requirements of §409A.”

IN WITNESS WHEREOF, Maier and FRI, pursuant to the authorization of its Board of Directors, have signed this First Amendment on the date first written above.

/s/ Craig F. Maier
Craig F. Maier

FRISCH’S RESTAURANTS, INC.

By:	/s/ Michael E. Conner
Michael E. Conner
Vice President of Human Resources